PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update Call for First Trust/Aberdeen Global Opportunity Income Fund and First Trust/Aberdeen Emerging Opportunity Fund

WHEATON, IL -- (BUSINESS WIRE) -- June 23, 2010 -- First Trust Advisors L.P. ("FTA") announced today that First Trust/Aberdeen Global Opportunity Income Fund (NYSE: FAM) and First Trust/Aberdeen Emerging Opportunity Fund (NYSE: FEO) intend to host a conference call with Aberdeen Asset Management, Inc. ("Aberdeen"), the Funds' investment sub-advisor, on Thursday, July 8, 2010, at 11:00 A.M. Eastern Time. The purpose of the call is to hear Aberdeen's portfolio management teams provide updates for the Funds.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 83967885. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687; International (706) 645-9291; and Passcode # 83967885. The replay will be available after the call until 11:59 P.M. Eastern Time on Friday, August 6, 2010.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $29 billion as of May 31, 2010 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchange-traded funds.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to Aberdeen. Each Fund's daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.

CONTACT:  JEFF MARGOLIN - (630) 915-6784

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Source:  First Trust Advisors L.P.